Exhibit 99.1
News Release
QLT ANNOUNCES VISUDYNE® SALES FOR FOURTH QUARTER AND FISCAL YEAR 2008

For Immediate Release	January 12, 2009
VANCOUVER, CANADA—QLT Inc. (NASDAQ:QLTI; TSX:QLT) today announced global Visudyne® (verteporfin) sales of US$30.6 million for the quarter and $141.9 million for the full year ended December 31, 2008. Visudyne sales for the fourth quarter declined by 32.7% over the same quarter in 2007 and the full year represented a decrease of 34.0% from annual sales in 2007. Sales in the U.S. for the quarter were $8.0 million, down 20.0% from the prior-year fourth quarter while sales outside the U.S. were $22.6 million, down 36.3% from the same quarter of the prior year.
QLT will release its full financial results on Thursday, February 19, 2009, at 7:30 AM Eastern Time (ET).
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is set out in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
Conference call information
QLT Inc. will hold an investor conference call to discuss fourth quarter and year end 2008 results on Thursday, February 19, 2009 at 8:30 a.m. EST (5:30 a.m. PST). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-319-4610 (North America) or 604-638-5340 (International) before 8:30 a.m. EST. A replay of the call will be available via the Internet and also via telephone at 1-800-319-6413 (North America) or 604-638-9010 (International), access code 7157, followed by the “#” sign.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the field of ophthalmology. In addition, we utilize three unique technology platforms, photodynamic therapy, Atrigel® and punctal plugs with drugs, to create products such as Visudyne® and Eligard® and future product opportunities. For more information, visit our web site at www.qltinc.com.

QLT Inc. Media Contact:
Vancouver, Canada
Karen Peterson
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
The Trout Group Investor Relations Contact:
New York, USA
Christine Yang
Telephone: 646-378-2929
or
Marcy Strickler
Telephone: 646-378-2927
QLT Plug Delivery, Inc. is a wholly-owned subsidiary of QLT Inc.
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”